EXHIBIT 4.9
EXECUTION VERSION
THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of September 30, 2009 and is entered into by and among CIT GROUP INC., a Delaware corporation (“Company”), CERTAIN SUBSIDIARIES OF COMPANY listed on the signature pages hereto, BARCLAYS BANK PLC, as Administrative Agent (“Administrative Agent”) and the Requisite Lenders listed on the signature pages hereto and is made with reference to that certain AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of July 29, 2009 (as amended through the date hereof, the “Credit Agreement”), by and among Company, the subsidiaries of Company named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that the Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, the Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENT TO CREDIT AGREEMENT
1.1 Amendment to Section 6.1
     A. Section 6.1 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (t), deleting the period and inserting “; and” at the end of clause (u), and inserting a new clause (v) to read as follows:
     “(v) unsecured guaranties by any Restricted Subsidiary of Indebtedness of Company in an aggregate principal amount for all Restricted Subsidiaries not to exceed $25,000,000; provided, that such guaranties shall be subordinated to the payment in full of the Obligations pursuant to subordination provisions customary (in the reasonable determination of the Company) for intercompany obligations.”
SECTION II. CONDITION TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the receipt by the Administrative Agent of (the date of satisfaction of such condition being referred to herein as the “Amendment Effective Date”) a duly executed counterpart signature page of this Amendment by Company, each of Company’s Restricted Subsidiaries listed on the signature pages hereto, and the Requisite Lenders.
SECTION III. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Credit Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) and the other Credit Documents.
     B. Authorization. The execution and delivery of this Amendment and the performance of the Amended Credit Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Credit Agreement and the other Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Restricted Subsidiaries, any of the Organizational Documents of Company or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Restricted Subsidiaries, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Restricted Subsidiaries, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Restricted Subsidiaries (other than any Liens permitted under the Amended Credit Agreement or created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties), (d) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment Effective Date and disclosed in writing to Lenders.
     D. Governmental Consents. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Credit Agreement and the other Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, pursuant to Section 5.19 of the Amended Credit Agreement.

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     E. Binding Obligation. This Amendment and the Amended Credit Agreement have been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).
SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement or the Collateral Agreement.
SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right,

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power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrowers: CIT GROUP INC.
By:
Name:
Title:

CIT CAPITAL USA INC.
By:
Name:
Title:

CIT HEALTHCARE LLC
By:
Name:
Title:

CIT LENDING SERVICES CORPORATION
By:
Name:
Title:

CIT LENDING SERVICES CORPORATION (ILLINOIS)
By:
Name:
Title:
[Signature page to Third Amendment to Amended and Restated Credit Agreement]

THE CIT GROUP/COMMERCIAL SERVICES, INC.
By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.
By:
Name:
Title:
[Signature page to Third Amendment to Amended and Restated Credit Agreement]

Other Subsidiary Guarantors:
BAFFIN SHIPPING CO., INC.
C.I.T. LEASING CORPORATION
CAPITA COLOMBIA HOLDINGS CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CAPITA PREMIUM CORPORATION
CIT CAPITAL USA INC.
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 2, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP FUNDING COMPANY OF DELAWARE LLC
CIT GROUP SF HOLDING CO., INC.
CIT HEALTHCARE LLC
CIT HOLDINGS, LLC
CIT LENDING SERVICES CORPORATION
CIT LENDING SERVICES CORPORATION (ILLINOIS)
CIT LOAN CORPORATION (F/K/A THE CIT
     GROUP/CONSUMER FINANCE, INC.)
CIT REALTY LLC
CIT TECHNOLOGIES CORPORATION
CIT TECHNOLOGY FINANCING SERVICES, INC.
EDUCATION LOAN SERVICING CORPORATION
GFSC AIRCRAFT ACQUISITION FINANCING
CORPORATION
HUDSON SHIPPING CO., INC.
NAMEKEEPERS LLC
OWNER-OPERATOR FINANCE COMPANY
[Signature page to Third Amendment to Amended and Restated Credit Agreement]

STUDENT LOAN XPRESS, INC.
THE CIT GROUP/BC SECURITIES INVESTMENT, INC.
THE CIT GROUP/BUSINESS CREDIT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CAPITAL TRANSPORTATION, INC.
THE CIT GROUP/CMS SECURITIES INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC. (VA.)
THE CIT GROUP/CORPORATE AVIATION, INC.
THE CIT GROUP/EQUIPMENT FINANCING, INC.
THE CIT GROUP/EQUITY INVESTMENTS, INC.
THE CIT GROUP/FACTORING ONE, INC.
THE CIT GROUP/FM SECURITIES INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES INVESTMENT, INC.
THE CIT GROUP/SECURITIES INVESTMENT, INC.
THE CIT GROUP/VENTURE CAPITAL, INC.
WESTERN STAR FINANCE, INC.

By:
Name:
Title:
[Signature page to Third Amendment to Amended and Restated Credit Agreement]

THE CIT GROUP/CONSUMER FINANCE, INC. (NY) THE CIT GROUP/CONSUMER FINANCE, INC. (TN)
By:
Name:
Title:

FRANCHISE PORTFOLIO 1, INC. FRANCHISE PORTFOLIO 2, INC.
By:
Name:
Title:

CIT REAL ESTATE HOLDING CORPORATION
By:
Name:
Title:

EQUIPMENT ACCEPTANCE CORPORATION
By:
Name:
Title:

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

The Requisite Lenders party hereto by authorized signatories.
[Signature page to Third Amendment to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC as Administrative Agent
By:
Name:
Title:
[Signature page to Third Amendment to Amended and Restated Credit Agreement]